SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


               DATE OF EARLIEST REPORTED EVENT - MARCH 31, 1999



                                 TELEMETRIX INC.
             (Exact name of Registrant as specified in its charter)




        Delaware                    0-14724                  59-3453156
(State or other jurisdiction of   (Commission               (IRS Employer
incorporation or organization)   File Number)          Identification Number)

                              1612 N.Osceola Avenue
                            Clearwater, Florida 33755
             (Address of Registrant's principal executive offices)

                                727-443-3434

             (Registrant's telephone number, including area code)
                                 727-443-5240

             (Registrant's facsimile number, including area code)

                                Arnox Corporation
         (Former name or former address, if changed since last report)

ITEM 1.CHANGE IN CONTROL OF REGISTRANT

     General. Telemetrix Inc., a Delaware corporation formerly known as Arnox Corporation (the "Registrant") was incorporated in Delaware in 1983 to develop, manufacture, market and license fire retardant products and technology. The Registrant conducted an initial public offering in August, 1985 pursuant to an effective Form S-1 Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"). In connection with an application to list its Common Stock on the NASDAQ system, the Registrant also registered its Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). As a result of a 1989 bankruptcy proceeding, the Registrant became an inactive shell that had with no material assets or liabilities and no ongoing business activities. The Registrant remained inactive until it August 1996 when its stockholders approved a plan of reorganization proposed by Capston Network Company of Clearwater, Florida ("Capston") that authorized Capston to seek a suitable business combination opportunity for the Registrant. Capston and its president, Sally A. Fonner, who has also served as the Company's sole director since July 1997, have been actively seeking a business combination opportunity for the Registrant since August 1996. After investigating a number of opportunities, Capston negotiated a business combination on behalf of the Registrant with Telemetrix Resource Group, Inc., a Colorado corporation ("TRG"), Tracy Corporation II d/b/a Western Total Communications, a Nebraska corporation ("WTC"), and the stockholders of TRG and WTC. The parties executed the business combination agreement on March 22, 1999.

     The business combination. The Registrant acquired TRG and will, upon the receipt of requisite regulatory approvals, acquire WTC in a business combination transaction that was structured as a reverse takeover, or "RTO," in which the stockholders of TRG and WTC agreed to exchange their shares in TRG and WTC for newly issued stock of the Registrant. Immediately prior to the completion of the RTO, the Registrant had no material assets, liabilities or business operations. No relationship existed between the Registrant and TRG or WTC prior to the RTO, other than the contractual relationship under the agreement governing the business combination. No funds of the Registrant were expended to acquire the stock of either TRG or WTC. As consideration for engaging in the business combination, the Registrant issued shares of Common Stock to the former stockholders of TRG and WTC. The amount of consideration given by the Registrant in the RTO was determined by negotiation between the parties. The RTO will accounted for as an acquisition of the Registrant by the stockholders of TRG and WTC in consideration of transfer of TRG and WTC to the Registrant.

     Until March 31, 1999, the Registrant had 3,439,247 shares of common stock ("Old Common") issued and outstanding. In preparation for the RTO, the Registrant changed its name to Telemetrix Inc, and effected a "reverse split" where the Old Common was consolidated in the ratio of one post-consolidation share ("Common Stock") for every eleven and one-half (11-1/2) shares of Old Common, provided, however, that no single stockholder's holdings were reduced to fewer than 100 shares of Common Stock. In connection with the RTO, the Registrant agreed to acquire all of the issued and outstanding shares of TRG in exchange for 6,127,200 shares of Common Stock and all of the issued and outstanding stock of WTC in exchange for 5,372,800 shares of Common Stock. In addition, the Registrant agreed to issue 1,067,000 shares of Common Stock to certain consultants and advisors (including 300,000 shares of Common Stock issued to certain designees of Capston, 300,000 shares of Common Stock issued to legal counsel for the parties and 467,000 shares of Common Stock issued to certain financial consultants as finders fees). While the acquisition of TRG closed on April 5, 1999, the acquisition of Tracy II is subject to the receipt of final regulatory approval from the Federal Communications Commission which is expected in due course. Taking all of the foregoing into account, there are approximately 7,514,200 shares issued and outstanding on the date of this Report on Form 8-K and there will be approximately 12,887,000 shares of Common Stock issued and outstanding upon the closing of the WTC acquisition. The shares of Common Stock issuable to the former stockholders of TRG and WTC constitute approximately 82.8% of the outstanding Common Stock on the date of this Report on Form 8-K and will constitute approximately 90% of the outstanding Common Stock after upon the closing of the WTC acquisition.

     In summary, (i) prior to the RTO, the Registrant changed its name and effected a reverse-split of its outstanding Old Common in the ratio of one share of Common Stock for every eleven and one-half (11-1/2) shares of Old Common held by a stockholder, provided, however, that no single stockholder's share ownership was reduced to fewer than 100 shares of New Common, (ii) the Registrant's authorized capitalization was increased to 25,000,000 shares of $0.001 par value Common Stock and 5,000,000 shares of $0.01 par value preferred stock, (iii) the Registrant changed its name to Telemetrix Inc. (iv) all of the outstanding common stock of TRG was transferred to the Registrant in exchange for 6,127,200 shares of Common Stock, (v) subject only to the receipt of the requisite regulatory approvals, the stockholders of WTC agreed to transfer all of the outstanding common stock of WTC to the Registrant in exchange for
5,372,800 shares of Common Stock, and (vi) the Registrant issued 1,067,000 shares of Common Stock to certain consultants and advisors (including 300,000 shares of Common Stock issued to certain designees of Capston, 300,000 shares of Common Stock issued to legal counsel for the parties and 467,000 shares of Common Stock issued to certain financial consultants as finders fees).

     After giving effect to all of the foregoing into account, there are approximately 7,514,200 shares issued and outstanding on the date of this Report on Form 8-K and there will be approximately 12,887,000 shares of Common Stock issued and outstanding upon the closing of the WTC acquisition. Upon completion of the WTC acquisition, the former stockholders of TRG and WTC will hold approximately 90% of the Registrant's issued and outstanding Common Stock and will control the Registrant. The following table sets forth the number of shares of Common Stock owned, (a) as of the date of this Current Report on Form 8-K and
(b) after completion of the WTC Closing, by (i) each executive officer and director, (ii) executive officers and directors as a group, and (iii) each person who will own of record or own beneficially, more than five percent (5%) of the Registrant's outstanding Common Stock.


Name and Address of Beneficial Owner                              Current Holdings (1)        After WTC Closing (2)
                                                                  ----------------            -----------------
                                                                 Shares     Percent          Shares      Percent
                                                                  Owned    of Class           Owned     of Class
Hartford Holdings Ltd. ("HHL")                                6,127,200       81.6%       6,900,000        53.6%
Box 143,Cayman Islands, British West Indies

William W. Becker (Chairman of the Board of Directors).       6,127,200 (4)   81.6%       6,900,000 (5)    53.6%
Box 143,Cayman Islands, British West Indies  (3)

Oz Pedde (Chief Executive Officer & Director)                        --                          --         0.0%
c/o Michael L. Glaser
633 17th Street, Suite 2700, Denver, Colorado 80202

Michael J. Tracy (President, Treasurer & Director)                   --                   4,140,000        32.2%
c/o Michael L. Glaser
633 17th Street, Suite 2700, Denver, Colorado 80202

Michael L. Glaser (Vice President, Secretary & Director)         90,000        1.2%         550,000 (6)     4.3%
633 17th Street, Suite 2700, Denver, Colorado 80202

Executive Officers and Directors as a Group (4 persons)       6,217,200       82.8%      11,590,000        90.0%

--------------
1) Based on 7,514,200 shares of Common Stock outstanding at the date of this Notice.
2) Based on 12,887,000 shares of Common Stock outstanding after completion of the WTC Closing.
3) William W. Becker exercises sole voting and investment control over shares of Common Stock held by HHL.
4) Includes 6,127,200 shares of Common Stock held by HHL. 5) Includes 6,900,000 shares of Common Stock held by HHL. 6) Includes 90,000 Shares issued to Mr. Glaser as payment for legal fees.
7) Apart from the RTO, there the Company is not aware of any arrangements that may result in a change in control of the Company subsequent to the date of this Notice.

     The Agreement permits the former stockholders of TRG and WTC to replace the Registrant's current Board with their own nominees (the "New Directors"). This change in the Board will not become effective and the New Directors will not assume office, until 10 days after the Registrant files an Information Statement and Notice of Change in the Majority of the Board of Directors with the U.S. Securities and Exchange Commission (the "Commission") and sends copies of the Notice to all record stockholders. At that time, Sally A. Fonner the Registrant's sole current director will appoint the New Directors to the Board and then resign. Thereafter, the New Directors and the executive officers they appoint will manage the Registrant's business.

     In connection with the plan of reorganization approved by the Company's stockholders, certain persons designated by Capston received 300,000 shares of Common Stock for administrative and management services. Ms. Fonner, the Registrant's former sole officer and director, received 110,500 of those shares for her personal account. In addition, 150,000 shares of Common Stock were issued to legal counsel for Capston for services rendered since 1996.

     A total of 467,000 shares of Common Stock were issued to two finders who assisted in the identification of TRG and WTC as potential business combination candidates, the introduction of TRG and WTC to the Company, the collection and analysis of due diligence information on TRG and WTC, and other financial consulting and advisory services.

     Mr. Michael Glaser, a proposed New Director and officer of the Registrant, received 90,000 shares of Common Stock for legal services performed in connection with the RTO. In addition, Mr. Glaser's law firm, Haligman Lottner Rubin & Fishman, P.C., received 60,000 shares of Common Stock for legal services performed in connection with the RTO.

     All shares of Common Stock issued to designees of Capston, legal counsel for the parties and the finders were registered prior to issuance on a Form S-8 Registration Statement under the Securities Act of 1933.

     The Registrant believes that each of these transactions were on terms no less favorable to the Company than it could have obtained in transactions with unrelated third parties.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     As described in Item 1, the Registrant is acquiring all of the stock of TRG and WTC in exchange for 11,500,000 shares of Common Stock. The following material relating to the future business of the Registrant was prepared by the management of TRG and WTC for inclusion in this Current Report on Form 8-K.

     The Registrant will offer customer service facilities and enabling technologies for digital telecommunications networks, particularly wireless
Personal Communications Services ("PCS"). The Registrant's complementary products and services include:

   o A wireless data acquisition system with applications for meter reading, alarm reporting, remote control and monitoring;
   o  Wireless local loop data and voice services;
   o Development of equipment and standards to support Tier 3 and 4 markets for advanced PCS services;
   o Provisioning and post-sales support to support deployed products; o Software to perform order fulfillment, rating, bill generation,
      customer  care,  fraud  control,   accounts  receivable  processes,  for
      comprehensive customer management; and
   o  Software development and maintenance.

     Potential customers for the Registrant's carrier support services include Incumbent Local Exchange Carriers ("ILECs"), Competitive Local Exchange Carriers ("CLECs"), cable companies, Internet Service Providers ("ISPs"), utilities and interexchange carriers ("IXCs"), in U.S., Canadian and international markets. As telecommunications markets grow and service categories converge, carriers must both expand the scope of their services and retain their customer base with quality customer service. The Registrant believes that its products and services offer both quality customer service management and the ability to expand a carrier's service offerings.

     TRG, together with its wholly owned Canadian subsidiary, Telemetrix Resource Group Ltd. ("TRG-Canada") has a suite of proprietary software for comprehensive customer management. These packages, Telemetrix Revenue Awareness Customer Care System ("TRACCS") and Intro CCB, have integrated database-driven components for managing Order Processing, Provisioning, Customer Care, Account Development, Billing and Financial Management, Fraud Control, Network Management, Performance Reporting and related and supporting Office Products software. Using TRACCS' built-in reporting capabilities, to sort, organize and present data, wireless and wireline telecommunications carriers can effectively and efficiently utilize their customer and billing information. TRG works closely with its carrier customers to define their needs and then designs, develops and implements user-based billing and customer care solutions based on the existing TRG software offerings. Carriers can either license TRG's software for use in their customer management operations or hire TRG to perform the customer management services. TRG currently has five customers for whom it is providing billing and information management services, producing monthly revenues of $136,500.00. TRG is in negotiations with four additional customers for the provision of similar services.

     WTC currently provides paging and mobile communications services through numerous licenses issued by the Federal Communications Commission ("FCC") in Western Nebraska, Eastern Wyoming and Northeastern Colorado, and currently holds three PCS licenses issued by the FCC; two licenses for Scottsbluff and one license for McCook, Nebraska. Although WTC has entered into an Agreement with Pinpoint Communications ("Pinpoint") for the sale of WTC's McCook PCS license to Pinpoint, subject to prior approval of the FCC. WTC and Pinpoint have not yet filed an Application seeking fcc approval of this sale. WTC's PCS licensed service areas encompass approximately 138,000 persons including McCook. WTC intends to expand its PCS service offerings to include PCS Wireless Local Loop services (i.e., local exchange services), monitoring, data collection and distribution, meter reading and mobile PCS.

     WTC also holds 34 paging and mobile telephone licenses serving 27 locations in Western Nebraska, Eastern Wyoming and Northeastern Colorado.

     WTC also is developing DATATRAK, a name which WTC presently utilizes to describe its system, which is a hardware and software system for data collection, system monitoring, distribution and billing. DATATRAK applications will allow a wide variety of Applications including wireless local loop ("WLL"), and monitoring of vending machines, home security, home health and automatic utility meter reading plus other specialty applications. The DATATRAK system has been designed for use in both wireless and wireline telecommunications. WTC's COMM Center, a proprietary communications hardware and software gateway uses digital communications technology to deliver residential or business local exchange telephony (wireline) bypass. The COMM Center also can be configured to be compatible with different communications protocols and transmission media (i.e., wireless and wireline; Global System for Mobile Communications ("GSM"), Code Division Multiple Access ("CDMA") or Time Division Multiple Access
("TDMA")). The COMM Center can function as a wireless local-loop interface replacing or supplementing existing wireline telephone service equipment or providing additional telephone service. The COMM Center wireless local loop interface will provide wireless basic telephone service over existing in-home or in-business telephone wiring. Using these products, PCS operators (particularly rural operators in areas of low population density) can offer additional services and thereby increase their revenue potential. WTC expects to deploy DATATRAK and COMM Centers in its own wireless and PCS networks to demonstrate their efficacy and to generate additional PCS revenue.

     The Registrant believes the operations and services of TRG and WTC complement each other and combining their businesses will achieve greater efficiencies and competitiveness.

                                INDUSTRY OVERVIEW

     The U.S. telecommunications industry has approximately 1,350 service providers, serving more than 90 million households and 25 million businesses (approximately 158 million access lines), and generated revenues approaching $196.3 billion. Telecommunications wireline services are provided in three principal markets: long distance, local exchange and data products and services. Wireless communications services include cellular telephone service, Personal Communications Services ("PCS"), Specialized Mobile Radio ("SMR") and paging. The Registrant believes service providers in each of these market segments can benefit from the Registrant's carrier support services. The DATATRAK and COMM Center technology should appeal to both wireless service providers as well as original equipment manufacturers ("OEMs") who sell their products to telecommunications carriers. The Registrant's TRACCS billing system can facilitate new carriers' entry into the local exchange market by enabling carrier to focus on developing and enhancing their services without sacrificing customer care and administration. The Registrant's systems also have the flexibility to adapt to carriers' changing service offerings and to implementation of new services.

     The Long Distance Market. The FCC's Statistics of Common Carriers reports that the domestic long distance industry generated revenue of approximately $88.6 billion in 1997. The long distance market is comprised of three tiers. The first tier consists of facilities-based long distance carriers, such as AT&T, MCI, WorldCom and Sprint, who provide long distance communications services
using  their  own  equipment  to  transmit   telephone  calls.   These  carriers
collectively accounted for approximately 80% of all toll revenues in 1997. "Second tier" carriers, consisting primarily of switched resellers such as Excel Communications Inc., Cable and Wireless, plc., LCI International Inc. and Frontier Corporation ("Frontier"), accounted for approximately 6.0% of toll revenue in 1997. The remaining market share, or "third tier," is held by smaller companies primarily consisting of switchless resellers.

     The Local Exchange Market. According to FCC data, total revenue from local telecommunications services in 1997 was approximately $103 billion. The U.S. federal Telecommunications Act of 1996 ("Telecommunications Act") seeks to increase competition in the local telecommunications industry and provide a framework for other carriers to compete with LECs by reselling local telephone service, leasing unbundled elements of the ILECs' networks or building new local service facilities. The Telecommunications Act has created many opportunities for new providers to enter the local services market.

     The Data Products and Services Market. Data products and services has been the highest growth segment of the telecommunications industry in the 1990s. According to Data Communications, data-related products and services accounted for revenues of almost $79.0 billion in 1997--a growth rate of approximately 17% from 1996. According to the Yankee Group, current trends suggest that data revenues will double over the next three years and will grow five times faster than voice revenues.

     The Wireless Services Market. The wireless communications market, which includes cellular telephone service, Personal Communications Services ("PCS"), Specialized Mobile Radio ("SMR"), paging, and other applications has grown dramatically in recent years. For example, U.S. cellular telephone service revenues grew from $5.8 billion in 1991 to $19.0 billion in 1995, and the number of subscribers increased from 7.6 million in 1991 to 53.3 million in 1997. The growth in wireless communications results from lower prices for consumer equipment (e.g., cellular telephones and pagers), more comprehensive service coverage, lower rates and technological advances that have improved transmission quality and reliability. Other studies forecast approximately 47 million new subscribers during the next five years. By 2001, total wireless phone penetration is projected to reach approximately 40%, with more than 55% household penetration. While the major PCS operators will likely focus on mobile telephone services that will compete with cellular telephone services, small and rural PCS operators must offer additional "niche" PCS service offerings in order to increase utilization of their services.

     Billing Systems. With continued deregulation, increased complexity of products and features, bundled Internet services and the drive to combining multimedia (voice, data and video), telecommunications carriers' billing needs are becoming increasingly complicated. This situation requires a market response with provision of a more robust billing system that is stable and easy to both modify and implement across a multitude of carrier services. The total North American market for billing software is approximately about $3 billion per year and rapidly growing at approximately 25% per year. The Registrant will initially target smaller carriers, which represent about 25% of the total market. Thus the Registrant estimates a potential North American billing software market of $700 million, rising to $900 million by 2000.

                               TECHNOLOGY OVERVIEW

     To assist understanding of the Registrant's products and services, the following summary briefly describes the configuration of PCS networks and local loops.

     PCS Networks. Certain wireless communications networks, such as cellular telephone and PCS, use a cellular architecture, where the service region is divided into multiple cells, each containing a Base Station (including a transmitter, receiver and signaling equipment) which is connected to the wireless network switch and which, in turn, is connected to the public switched telephone network "PSTN"). Within a cell, the mobile units (e.g., the handset) communicate with the Base Station using radio waves; to prevent interference, adjacent cells use different radio frequencies. As a mobile unit moves away from the Base Station in a particular cell, the network switch monitors the signal strength of the call and switches the call to a new Base Station in another cell where the signal strength is greater. PCS licensed services use higher radio frequencies than traditional cellular telephone, which reduces the distance PCS transmissions can travel without significant degradation. Consequently, PCS networks require smaller operating cells and more Base Stations than cellular telephone networks. When a mobile unit leaves the wireless carrier's service area, the call will be disconnected unless the wireless carrier in the new service area accepts and handles ("carries") the call. This "roaming" among different wireless carriers requires both technical compatibility and agreements between carriers to carry calls from other carriers' subscribers. Cellular carriers generally have roaming agreements, however, since PCS is still developing and PCS operators are utilizing different technical standards, roaming between PCS systems is somewhat limited.

     Local  Loop:  Local  wireline  telephone  systems  consist  of a network of switches, transmission facilities between switches and the "local loop" connections between subscribers' premises and the nearest local exchange switch. The local exchange switches route calls initiated by subscribers either directly to recipients served by the same switch or, for more remote recipients, to the long distance carriers' points of presence ("POP"). Wireline local loops generally consist of telephone wires that run along aerial or underground rights-of-way to each subscriber premise. Older wireline local loops generally carry analog transmissions and have relatively low capacity, sufficient to carry only a single two-way voice conversation. CLECs generally do not develop their own local loops, due to the expense and effort of obtaining rights-of-way and installing a telephone line to each telephone user. These difficulties are magnified in rural areas with low population density. Consequently, CLECs must utilize the ILEC's local loops, which inhibits competition. This large expense and effort also deters ILECs from upgrading the transmission capacity of the local loop. Thus, the local loop constitutes a significant hindrance to competition and better quality service. WTC's proposed COMM Center is designed to include a Wireless Local Loop ("WLL") capability. Using this feature, CLECs and wireless service providers can replicate the local loop using wireless technology and thereby avoid costly and extensive infrastructure.

                              PRODUCTS AND SERVICES

     The Registrant will provide customer service capabilities and enabling technologies for telecommunications networks. The Registrant's complementary products and services include:

   o Software to perform order fulfillment, rating, bill generation, customer care, fraud control, accounts receivable processes, for comprehensive customer management;
   o A wireless data acquisition system with applications for meter reading, alarm reporting, remote control and monitoring;
   o Wireless local loop networking;
   o Hardware designed to implement Rural PCS services;
   o Provisioning and post-sales support to enhance customer care; and o Software development and maintenance.

     Customer Care Software. Through TRG, the Registrant offers a portfolio of products that address a carrier's order fulfillment, customer care, fraud control, billing, remittance, and accounts receivable processes. This portfolio offers Year 2000 compliant, feature rich, user friendly convergent billing and information management software products. Carriers are moving away from treating billing as simply an isolated medium for revenue collection and towards using billing as the basis for effective marketing and customer service. TRACCS was originally developed and implemented as an in-house integrated customer care system that supported 124,000 accounts and over 225,000 active access lines for facilities-based long distance telecommunications services providers. TRG acquired this system in 1995 and has continued to develop TRACCS into a fully integrated suite of applications designed for large Tier II through Tier IV telecommunication carriers and providers. TRG also acquired Intro CCB, a PC-based integrated billing and customer care solution suitable for customers who have sophisticated functional demands but do not require the processing power of a mainframe hardware platform. The Management Network Group, a recognized industry expert, independently evaluated TRACCS and concluded that it was more advanced, functionally robust, and performed better than existing billing software products.

     The DATATRAK System. WTC is developing the DATATRAK system, a new application technology for integrated data collection, transmission, storage, and compilation. The main components of the DATATRAK system are the COMM Center, Optical Meter Reader, Network Operations Center and Access Server Software. The DATATRAK system, compatible with standard digital communications protocols, integrates a Wireless Local Loop ("WLL") to and from the home into existing PCS and other digital communications technology infrastructure. Unlike other WLL technologies, DATATRAK also provides an integrated method to monitor utility meters and security systems, provide complete telemetry functionality and manage utility consumption. These incremental features can be a significant new source of revenue for the wireless service provider. WLL serves as a voice channel provided to the customer's home or business premises. By connecting the COMM Center to a customer's existing telephone wiring, WLL which can be utilized either to replace existing service from the ILEC or as a second line. WLL also can be used as a "follow-me" service, whereby the WLL home or office system is called if the PCS mobile telephone is not answered. In addition, the DATATRAK system utilizes the Short Message Service ("SMS") capability of the existing digital communications system to establish various two-way data applications into the customer's home or business premises.

     Current solutions for monitoring electric, gas and water utilities are not compatible with each other, nor do they offer WLL. DATATRAK, however, reads different types of meters utilizing the Optical Meter Reader and other interfacing devices, becoming a single reading method and a single source for collection, storage and transmission of data. Once deployed, DATATRAK can be utilized for a suite of applications including voice communications, automatic utility meter reading, home security, home health, vending replenishment as well as other specialty applications. DATATRAK can be also be expanded to include control functions from remote locations and includes a complete data acquisition, distribution, and billing system. The DATATRAK system is currently in beta testing in Gering, Nebraska and is expected to be available for full deployment in the second/third quarter of 1999. DATATRAK's services and applications, when combined with the WLL capability, represent a significant new source of revenue for the digital wireless communications service provider.

     COMM Center. The heart of the DATATRAK system is the COMM Center, an intelligent device located on or near a customer's premises. The COMM Center has 40 access ports, consisting of twenty intelligent ports able to collect and store data from various sources such as utility meters, plus 20 non-intelligent data registers (bi-directional I/O ports) able to detect and transmit a signal when devices, such as fire alarms, burglar alarms or temperature monitors, have been set off. The COMM Center also provides the ability to remotely control on-premise devices (e.g,. turn off heat or air conditioning), which is necessary for load shedding by utilities as well as whole home or building management services currently under development. It can collect data from multiple sources, such as gas, water and electric meters, store the data in memory and release the data upon request from an authorized polling point (utility).

     The COMM Center contains a Subscriber Line Interface Circuit ("SLIC") and related proprietary circuitry, which allows direct connection to the customer's in-house telephone wiring. This connection supports up to five extensions and allows some or all of the customer's existing telephone sets to be provided with wireless local service (i.e., WLL). Customers can use this capability to establish a second line (e.g., for fax service) or to eliminate existing service from the incumbent ILEC or service provider altogether. The COMM Center also contains the PCS RF Module, which provides both a Voice Channel and SMS connection to the existing PCS service provider's network. The COMM Center performs all data functions via the SMS system without affecting the overall traffic (data or voice) capacity of a PCS system, and provides WLL.

     Optical Meter Reader. WTC has an oral agreement with the patent holder of an Optical Meter Reader to "patent" over the reader and include it as a part of the DATATRAK system. WTC expects this agreement to be finalized in writing in the near future. The oral agreement provides that WTC will offer the improved manufactured Optical Meter Reader units to the patent holder for purchase. WTC's price to the patent holder will enable WTC to make a profit on the sales of the reader to the patent holder. The Optical Meter Reader can accurately read utility meters through the glass or plastic meter cover. The Optical Meter Reader can be adapted to provide the same low cost monitoring for anything measured or monitored by a mechanical or electro-mechanical display. The reading obtained can be transmitted to the COMM Center's intelligent ports by either a wired or wireless connection. The low cost Optical Meter Reader offers eliminates the need for costly meter retrofit or meter removal and replacement and the optionally available wireless connection from the meter to the COMM Center eliminates the need for installation of additional costly on-premise wiring. Together, these capabilities can dramatically reduce utilities' costs for automatic meter reading and resource management.

     The Network Operations Center. The Network Operations Center ("NOC") is a PC-based system, which collects all data transmitted from the COMM Center. The NOC receives data from the various premise-based sources (e. g., alarms, utility meters) and translates it into the appropriate format and/or reports as defined by the individual service providers (e.g., alarm companies, utilities). The formatted data is then transmitted, with appropriate security measures, to the service providers.

     The Access Server Software. This software can operate on a standard PC located at the service provider's premises. This software interfaces to the Network Operations Center, or in some cases directly to the COMM Center, and receives formatted data or reports as defined by the service provider. In situations requiring control of on-premises devices (e. g., Load Shedding), the Access Server may send the appropriate control signals to activate the on/off ports in the COMM Center

     Mobile PCS. WTC currently holds three PCS licenses covering a population of 138,000, primarily in western Nebraska and eastern Wyoming. WTC constructed six PCS sites covering a population base of 56,000, and is now testing PCS services for commercial use. By deploying the DATATRAK system, the Registrant will expand its PCS and paging service offerings to include WLL, remote monitoring and access, meter reading, and other data collection and distribution services. Enhanced features available to PCS and paging customers include:

    o Enhanced Features - Caller identification, call hold, voice mail, numeric paging, plus custom calling features such as call waiting, conference calling and call forwarding.
    o Messaging and Wireless Data Transmission (DATATRAK) - Digital networks offer voice and data communications, including text messaging, through a single handset, including short message or alphanumeric paging service, mobile office applications (e.g., facsimile, electronic mail and connecting notebook computers with computer/data networks), access to stock quote services, transmission of text, connections of wireless point-of-sale terminals to host computers, monitoring of alarm systems, automation of meter reading and monitoring of status or inventory levels.
    o Call Security and Privacy - Encryption algorithms provide increased call security, encouraging users to make private, business and personal calls with significantly lower risk of eavesdropping than on analog-based cellular systems.
    o Smart Card - "SIM" cards, programmed with the user's billing information and a specified service package, allow subscribers to obtain GSM technology based PCS connectivity automatically, simply by inserting their SIM cards into compatible PCS handsets. If the Registrant has a roaming agreement with a local GSM technology based PCS provider, SIM cards could also enable subscribers to obtain service in that region.
    o Over-the-Air Activation and Over-the Air Subscriber Profile Management The Registrant will be able to transmit changes in the subscriber's feature package, including mobile number assignment and personal directory numbers, directly to the subscriber's handset. This capability eliminates the need to manually program the handset and simplifies the activation process for both the sales agent and the subscriber.
    o Roaming - The Registrant intends to obtain roaming agreements with carriers that use GSM based technology. Subscribers should be able to roam in substantial portions of the United States, either on other technically compatible PCS systems by using dual-mode handsets that permit operation on systems using different signal transmission technologies or even on existing cellular systems.
    o Zoned Calling Areas - WTC's service area will feature zoned calling areas permitting subscribers to pay a flat monthly service fee for calls to different coverage areas (zones) outside of the subscriber's base coverage area.

     The Registrant also expects that providing these enhanced services on its own network will act as a showcase for the DATATRAK System.

     CLEC License. WTC holds a certificate of public convenience and necessity ("CPCN") from the Nebraska Public Service Commission ("NPSC") to operate as a wireless and wireline competitive local exchange carrier in the state of Nebraska in the market areas served by the major incumbent local exchange carriers such as U.S. West Communications ("US West"), Sprint Corporation ("Sprint"), and Alliant ("Alliant"). The CPCN will enable WTC to offer wireline and wireless local exchange services to residential and business customers in Nebraska in this area. WTC has an application pending before the NPSC to provide wireless and wireline competitive local exchange services in all other areas of the State of Nebraska.

                         POTENTIAL CUSTOMERS AND MARKETS

     The Registrant believes that its products and services can be utilized by a broad range of utilities and telecommunications service providers both in the United States and Canada and worldwide. Such potential customers include Incumbent Local Exchange Carriers ("ILECs"), Competitive Local Exchange Carriers ("CLECs"), Cable companies, Internet Service Providers ("ISPs"), utilities (gas and electric) and Interexchange Carriers ("IXCs"). In addition, WTC's PCS license areas encompass approximately 138,000 potential subscribers in western Nebraska, eastern Wyoming and eastern Colorado.

     Since many large telecommunications carriers perform billing and customer care in-house, TRG will first target smaller carriers, such as lower Tier 2 and all Tier 3 and Tier 4 telecommunications service providers (service providers with less than $100 million in annual sales). Tier 2 and Tier 3 service providers generate approximately 25% of all billing records, a market of $600 million. The Registrant believes such carriers are more likely to outsource billing and customer care or traditionally have marginal and inefficient customer care operations. TRG also could offer specific product applications to ILECs and larger companies.

     With the COMM Center's Wireless Local Loop capability, carriers such as CLECs, IXCs and PCS providers can extend their local service area coverage rapidly by providing wireline access deployment to offices and residences without the necessity for substantial additional capital investments. WTC has signed a letter of intent with a U.S. CLEC for a joint venture aimed at utilizing the DATATRAK system to provide wireless local loop and automated meter reading applications. The Registrant also believes that DATATRAK will appeal to small and rural PCS operators needing additional "niche" PCS service offerings in order to increase utilization of their services. Original Equipment Manufacturers ("OEMs") also may wish to incorporate DATATRAK into products such as PBX systems and vending machines. While utility and energy companies should be the initial customers, the quick, low cost data gathering provided by DATATRAK, COMM Center and the Optical Meter Reader will interest industries that must monitor consumption of any commodity and periodically replenish that commodity.

                               MARKETING AND SALES

     Since its products and services are innovative and relatively unknown, the Registrant must engage in considerable "missionary" work to create awareness of its products and services. The Registrant will seek out telecommunications and utilities service providers wishing to:

    o add value to their existing services; o bundle services for additional revenue opportunities; o enter new markets; and o increase their subscriber bases.

     The Registrant expects new entrants and smaller companies to have these characteristics. While each subsidiary will have its own target markets, the Registrant's portfolio of products and services will have significant overlap. Such overlap offers opportunities for cross-selling. Consistent marketing and communications programs should develop the concept of a "family" of products and services.

     The Registrant hopes to establish recognition by obtaining a few key accounts and leverage that experience to attract new customers. In addition to direct sales contacts, the Registrant anticipates that industry trade shows (such as CTIA, PCSA `99, Billing World, CBTA, and Telephone Resellers Association) could serve as a primary prospective customer contact point. The Registrant also intends to develop strategic alliances with a few systems integrators and OEMs, to act as indirect sales channels. Customers can either license TRG's software for use in their own customer management operations or hire TRG to perform the customer management services. For in-house licenses, customers will pay an initial fee plus a recurring annual maintenance fee. When performing customer management services, TRG anticipates charging a fee of 3%-5% of the customer's annual revenue, which is generally lower than the customary 4%-6% fee for telecommunications billing services as described in Operations (p. 1 above). TRG is currently providing services to six customers and is negotiating agreements for services with four additional customers.

     WTC intends to use its wireless network and services as the showcase for small market PCS equipment, service and service offerings for WTC's PCS services and DATATRAK (especially the COMM Center and the Optical Meter Reader). The facility has been designed to met the needs of Tier 3 and Tier 4 markets, to show the scalability of the Registrant's infrastructure equipment and to demonstrate the data gathering operations and services. The WTC PCS network will demonstrate to potential customers how the DATATRAK system operates, the costs for installing the equipment and the revenues from each service segment.

     WTC will market DATATRAK through direct contact with PCS licensees. The Registrant will participate in regional and national trade shows, conferences and seminars, where WTC will provide demonstrations of its products using the local wireless network. The Registrant expects to license DATATRAK to only one operator or carrier in a market. The licensee will pay an equipment fee based on the number of households in the licensed market or area, plus a commission on revenue produced by the Registrant's products. WTC also will seek joint ventures with CLECs, ILECs and IXCs. Such joint ventures would focus on Tier 1 and Tier 2 markets, while WTC conducts direct marketing to Tier 3 and Tier 4 markets. WTC has executed a letter of intent with a CLEC for such a joint venture. As DATATRAK and WLL applications become widely accepted, the Registrant will begin to license its technology to manufacturers of PCS equipment, security systems, and vending systems.

     To obtain PCS subscribers in its license territory, WTC will offer several attractive rate packages based on a monthly fixed fee. WTC's PCS offerings include features not offered by cellular competitors that, in combination with its rate plans, should create significant subscriber interest for WTC's PCS services.

                                   COMPETITION

     The telecommunications services industry is highly competitive, rapidly evolving and subject to constant technological change. In particular, there are numerous companies offering wireless services and local exchange services, and the Registrant expects competition to increase in the future. The Registrant believes that existing competitors are likely to continue to expand their service offerings to appeal to existing or potential customers of the Registrant. Many of the Registrant's existing competitors have financial, personnel and other resources, including brand name recognition, substantially greater than that of the Registrant.

     Billing Systems. There are more than 10 large billing system providers, such as CBIS, Billing Concepts, LHSG, ITDS, USCS and Saville, all public companies with sales in excess of $100 million. Other large billing systems companies include privately-held Kenan Systems and EDS which has many other non-billing activities. The Registrant also expects many small suppliers to provide competition for TRG. The Registrant believes that there is no dominant smaller system supplier.

     Mobile, Personal and Wireless Communications Industry. Numerous carriers offer wireless communications, presenting significant competition. Competition for wireless service subscribers is based principally upon the services and features offered, the technical quality of the wireless system, customer service, system coverage, capacity and price. Such competition may increase to the extent that licenses are transferred from smaller, stand-alone operators to large, better capitalized and more experienced wireless communications operators who may be able to offer subscribers certain network advantages similar to those offered by the Registrant. WTC expects to face increased competition from companies providing other communications technologies and services.

     There may be up to six PCS licensees in each PCS market. The Registrant's principal competitors in its PCS business are Sprint Spectrum and Western Wireless Communications, Inc. as well as the two existing cellular providers in its PCS markets Alliant Cellular and Cellular One. The Registrant also competes with paging, dispatch and landline telephone service providers. One-way or two-way paging or beeper services that feature voice messaging and data display as well as tone only service may be adequate for potential subscribers who do not need to speak to the caller. The FCC has licensed Specialized Mobile Radio ("SMR") dispatch system operators to construct digital mobile communications systems on existing SMR frequencies, referred to as ESMR, in many areas throughout the United States. When constructed, ESMR systems could be competitive with the Registrant's wireless service but these systems probably will not deploy rapidly in rural areas, and then most likely will initially deploy along interstate highways. Similarly, several companies have announced plans to design, construct, deploy and operate satellite-based telecommunications systems worldwide. Continuing technological advances in communications and FCC policies encourage development of new spectrum-based technologies may result in new technologies that compete with the Registrant's PCS systems.

     Data Collection Systems and WLL. Immediate competition to DATATRAK comes from existing utility meter reading companies that read utility meters manually or use the control channel of cellular companies or 800 MHz radio systems. Numerous carriers, for example AT&T, are attempting to deploy wireless local loop technology.

                                   REGULATION

     The following summary of regulatory developments and legislation does not purport to describe all present and proposed federal, state and local regulations and legislation affecting the telecommunications industry. Other existing federal, state and local legislation and regulations are currently the subject of judicial proceedings, legislative hearings and administrative proposals which could change, in varying degrees, the manner in which this industry operates. Neither the outcome of these proceedings, nor their impact upon the telecommunications industry or the Registrant, can be predicted at this time. This section summarizes regulatory issues pertaining to the Registrant's operation.

     WTC's wireless telecommunications services are subject to significant regulation. To the extent the Registrant's business strategy changes, the Registrant could become subject to additional regulatory requirements. Pursuant to the Communications Act of 1934, as amended (the "Communications Act") including as amended by the Telecommunications Act of 1996, the FCC exercises jurisdiction over all of WTC's facilities and services used to provide, originate, or terminate interstate or international communications. Provision of PCS and other wireless services requires radio frequency licenses from the FCC or a contractual arrangement with a licensee. The provision of local exchange service through wireless local loop may be subject to state regulation. Approvals from state and local governments may be required to utilize public rights-of-way necessary to install and to operate networks, transmission towers, equipment, and other facilities. The FCC and numerous state agencies also impose prior approval requirements on transfers of control of certificated carriers and assignments of regulatory authorizations.

     The Communications Act restricts foreign ownership of companies that directly or indirectly hold radio frequency licenses. However, the FCC has authority to approve certain levels of foreign ownership and recently has approved substantial foreign ownership in PCS licenses when the public interest is served. The Registrant has significant indirect foreign ownership and has requested FCC approval of its current ownership. The Registrant anticipates that the FCC will approve its indirect foreign ownership of WTC's radio licenses.

     The FCC and state regulatory agencies generally retain the right to sanction a carrier, impose forfeitures, mandate refunds or impose other penalties in the event of regulatory non-compliance by a carrier. The jurisdictional reach of federal, state and local regulatory authorities is subject to continuous change, controversy and judicial review. The Registrant is unable to predict the effect or outcome of such changes, controversy or judicial review.

                          INTELLECTUAL PROPERTY RIGHTS

     The Registrant believes its technologies provide a competitive advantage. The Registrant has three pending patent applications for the DATATRAK and COMM Center products. TRG owns all intellectual property rights in TRACCS and Intro CCB systems. The Registrant will file additional patent applications and amendments as it develops technologies and will use intellectual property protections, such as patents, copyrights, trademarks, trade secrets and non-disclosure agreements to protect its technologies and prevent competitors from duplicating the Registrant's products. The Registrant believes that its expertise in developing technology is of far greater importance than protecting technological issues through patents, and it will rely upon beating its competition with better technology. However, it will vigorously defend its intellectual property rights as its success depends in part on its ability to enforce intellectual property rights for its proprietary billing software technology, both in the United States and in other countries.

     Patents are "intellectual property" conferred by congressional legislation and authorized by the U.S. Constitution. Utility patents are available for new, useful and non-obvious process, methods, machines, manufactured articles, compositions of matter or improvements of these items. U.S. patents are awarded based upon a first-to-invent system, rather than a first-to-file system. When more than one inventor seeks patent rights to the same invention, the method for deciding who was the "first" to invent and therefore entitled to the patent rights, is to identify the inventor that: (1) first formulated a definite and permanent idea of the complete and operative invention (referred to as "conception"); and (2) first "reduced the invention to practice." Reduction to practice may be either constructive (i.e., filing a patent application) or actual (i.e., building the invention).

     Patent applications must be filed by the first and original inventor, and the application must be filed either before or within one year after the date of any commercial exploitation of the invention. The average time period from the filing date of a patent application to issuance or abandonment is approximately 18 months although some applications have been pending for more than a decade. Patent applications are usually kept strictly secret until the patent is allowed to issue. After an application is filed, an examiner in the U.S. Patent and Trademark Office ("PTO") reviews the application to determine whether the patent constitutes a new, useful and non-obvious invention. Upon examination, the PTO Examiner invariably objects or rejects the application, which requires the applicant to provide responsive arguments and amendments to the application. If the application is ultimately allowed, the Examiner will issue a Notice of Allowance and a further government issue fee is then required. A short description of the invention is published in the PTO Official Gazette when the patent is officially issued.

     Patents allow the holders to exclude others from making, using, or selling the patented invention in the United States; the duration of utility patents is 17 years. The scope of protection provided under a patent is determined by the breadth and width of the invention identified in the claims." Patent holder may file suit in the federal district courts to enforce patents; as a defense to an infringement action, a purported infringer may attack the patent's validity. Infringement of a valid patent can result in injunctive relief, a monetary award for up to three times the amount of damages, together with interest and costs, and in exceptional cases, attorney fees.

                                   LITIGATION

     Neither the Registrant, WTC nor TRG are currently engaged in any legal proceedings.

                                  RISK FACTORS

     Stockholders should consider carefully the risk factors set forth below as well as the other information contained in this Current Report on Form 8-K when evaluating the Registrant.

     Developmental Stage of Business, Products and Services. As a result of a 1989 bankruptcy proceeding, the Registrant was an inactive shell that had no material assets or liabilities and no ongoing business activities until the completion of the RTO. In addition, the proposed products, services and associated technology of TRG and WTC are still under development. For example, WTC's Optical Meter Reader, DATATRAK systems and COMM Center have been operated only in limited trials. TRG has only began marketing software and services in the latter party of 1998. Thus, there is little information for evaluating the Registrant's viability. The Registrant expects to incur significant operating losses and to generate negative cash flows from research and development and manufacturing activities during the completion of the initial development period. There can be no assurances as to the Registrant's ultimate success.

     New Business. Since the Registrant was inactive until completion of the RTO and WTC and TRG (the "Subsidiaries") have had only limited operations, the Registrant must be considered to be essentially a new business. Thus, the Registrant will face the customary risks for a new business; availability of capital; interest rates for debt financing; manufacturing products; rendering services; management and administration; creating marketing strategies; obtaining sales and employing experienced personnel.

     Minimal Commercial Experience. To achieve profitable operations, the Registrant must successfully develop, manufacture and market its products, generate significant demand for its communications services and manage diverse products and services. The Registrant has never operated on a consolidated basis, while the Subsidiaries have little experience in developing manufacturing, marketing and selling products or services. No assurance can be given that the Registrant's development efforts will be successfully completed, that the products can be successfully manufactured, or the products and services will be successfully marketed or will achieve market acceptance. In addition, TRG expects that services to affiliated companies will constitute approximately 40% of its revenue during the first year of operations; however, certain of those affiliated companies have restrictions on related party transactions. Moreover, while the Registrant's products and services are related, there can be no assurance of the successful integration of the Subsidiaries. Consequently, the Registrant projects operating losses for the foreseeable future. In addition, the Registrant is subject to certain risk factors that may cause the Registrant's plans to change. Factors that might cause such changes include, but are not limited to; evolving technologies and markets; competitive developments; ability to attract and retain motivated qualified persons; development of technologies and strategies and commercialization of products incorporating such technologies. The failure of the Registrant to generate significant customer traffic, implement its products and related technology in a timely manner, effectively manage customer services, or operate its business at a profit could have a material adverse effect on the Registrant's business, operating results and financial condition.

     Need for Additional Funds and Negative Cash Flow. The development of the Registrant's products and services will require significant capital in order to complete prototype development, pre-production testing, continued research and development and manufacture tooling. The Registrant will require substantial capital to fully expand its operations, marketing, sales and distribution network along with its product development. There can be no assurance that such funds will be forthcoming, or, if provided, will be available on a timely basis or on favorable terms, or that raising additional funds would not result in a substantial additional dilution to existing stockholders. Furthermore, operating expenses and capital expenditures will result in the Registrant incurring negative cash flow until sufficient products and services are sold to cover the cost of operations.

     Management. The Registrant's Board and its management will operate and manage the Registrant's business and the Stockholders will have no direct control over the Registrant's business and operations. There can be no assurance the Registrant will be managed profitably or efficiently. The success of the Registrant will depend to a large extent upon the ability of management to hire experienced and competent personnel to expand the market for the Registrant's products and keep the Registrant profitable.

     Forward Looking Information. Certain statements contained or incorporated by reference in this Current Report on Form 8-K, including without limitation, statements containing the words "believes," "anticipates," "expects" and words of similar import, constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Registrant, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain of these factors are discussed in detail below and elsewhere herein. Given these uncertainties, stockholders are cautioned not to place undue reliance on such forward-looking statements.

     Sales and Marketing. The Registrant has limited experience in this type of sales, marketing or distribution. To market its products and services, the Registrant must develop a substantial sales force with technical expertise. Since the Registrant's products and services are relatively new and unproven, demand is only speculative. There can be no assurance that actual demand will arise for the Registrant's products and services. Moreover, the Registrant currently does not have many existing contracts for the provision of its products and services. There can be no assurance that the Registrant will be able to build a sales force or that its sales and marketing efforts will be successful.

     Technological Uncertainty. The Registrant's business strategy relies upon the DATATRAK systems and the COMM Center and demonstrating its viability through its own and other wireless communications service offerings. Enhancements to these products and to TRG's software are continually under development. Unforeseen problems could emerge with respect to the products and software. The limited testing and operation that have occurred do not necessarily prove the viability or efficacy of the products and services when fully deployed or in a situation with heavy telecommunications traffic. The telecommunications industry is subject to rapid and significant changes in technology. There can be no assurance that the Registrant will maintain competitive services or develop new technologies on a timely basis or on satisfactory terms. Failure to maintain competitive services or to develop new technologies could have a material adverse effect on the Registrant's business, operating results and financial condition or possibly even render stockholders' investments worthless.

     Customers. The Registrant currently has few customers but believes that its products and services can be marketed to a wide range of telecommunications companies, such as PCS providers, ILECs, CLECs, IXCs and OEMs. Many of the Registrant's likely customers could be new entrants or smaller companies, who themselves face significant risks, especially competition from large established companies, need for substantial additional capital and development of their own businesses. Consequently, the Registrant may be dependent upon such companies becoming successful. Larger industry participants, such as the Regional Bell Operating Companies ("RBOCs"), have substantial embedded investment. As a class, they have demonstrated a tendency to be risk averse and are distrustful of change or technological innovation without cautious, time-consuming testing and evaluation. They also tend to purchase from major hardware and software vendors that they have utilized previously and with whom they have ongoing business relationships. This phenomenon, sometimes referred to as "the inertia of capital commitment" is a barrier to market acceptance of the Registrant's products and services. Without some level of market acceptance, the probability of the Registrant's long-term success is greatly diminished.

     Patents and Proprietary Rights. The Registrant relies on a combination of patent, copyright and trademark laws, and on trade secrets, confidentiality and non-disclosure agreements and other contractual provisions to protect its proprietary rights, which measures afford only limited protection. The Registrant currently has several pending patent applications. There can be no assurances that patents will be timely issued or that the Registrant's means of protecting its proprietary rights in the United States or abroad will be adequate or that competitors will not independently develop similar technologies. The Registrant's future success will partly depend on its ability to protect its proprietary rights to the technologies used in its principal products. Despite the Registrant's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Registrant's products or obtain and use information that the Registrant regards as proprietary. In addition, the laws of some foreign countries do not protect proprietary rights as fully as do the laws of the United States. There can be no assurance that any issued patent will preserve the Registrant's proprietary position, or that others will not be able to develop technologies similar to or superior to the Registrant's technology. Failure of the Registrant to enforce and protect its intellectual property rights could have a material adverse effect on the Registrant's business, operating results and financial condition.

     In the future, third parties, including competitors of the Registrant, might assert patent, copyright and other intellectual property rights to technologies that are important to the Registrant or that are relevant to products that might be of interest to the Registrant. The Registrant also might receive notices of claims of the intellectual property rights that such third parties have obtained. The Registrant might be subject to infringement claims as the number of products and competitors in the telecommunications industry grow and the functionality of products overlap. Any infringement claim or other litigation against or by the Registrant could materially adversely affect the Registrant's business, operating results and financial condition.

     Limited Intellectual Property Protections. The Registrant is still obtaining copyrights, patents and other intellectual property protections. The Registrant also must maintain intellectual property rights and trade secret protection and must operate without infringing on the proprietary rights of third parties. There can be no assurance that the Registrant can obtain such intellectual property protections, that the Registrant will develop additional proprietary products that will receive intellectual property protection, that any intellectual property rights will provide the Registrant with any competitive advantages or will not be challenged by any third parties, or that the intellectual property rights of others will not adversely affect the Registrant's ability to conduct business. Furthermore, there can be no assurance that others will not independently develop similar products, duplicate any of the Registrant's services, or, if intellectual property rights are issued to the Registrant, design around those intellectual property rights. No assurance can be given that any licenses the Registrant may be required to obtain to patents or other proprietary rights of third parties would be made available on terms acceptable to the Registrant. If the Registrant does not obtain such licenses, it could encounter delays in market introductions while it attempts to design around such intellectual property rights, or could find that the development, manufacture or sale of products requiring such licenses could be foreclosed. In addition, the Registrant could incur substantial costs in defending itself in suits brought against the Registrant on such intellectual property rights or in suits in which the Registrant's intellectual property rights may be asserted by the Registrant against another party.

     Intellectual Property Rights of Employees, Contractors and Consultants. The Registrant has utilized employees, contractors and consultants in the development of its products and received assignments of intellectual property rights from such employees, consultants and contractors, and their respective employees. Based on these assignments and the "work-for-hire" doctrine, the Registrant should have full intellectual property rights in its products. There can be no assurances, however, that such employees, contractors and consultants and will not attempt to assert rights to the products.

     Management of Growth. The Registrant's expected growth may place significant strains on its management, staff, working capital and operating and financial control systems. There can be no assurance that management, staff, working capital and systems will be adequate to support the Registrant's future anticipated growth. The failure to recruit qualified staff, to continue to upgrade operating and financial control systems or to respond effectively to difficulties encountered during expansion could have a material adverse effect on the Registrant's business, financial condition and results of operations.

     Competition. The telecommunications services industry is highly competitive, rapidly evolving and subject to constant technological change. In particular, there are numerous companies offering wireless services and local exchange services, and the Registrant expects competition to increase in the future. The Registrant believes that existing competitors are likely to continue to expand their service offerings to appeal to existing or potential customers of the Registrant. Many of the Registrant's existing competitors have financial, personnel and other resources, including brand name recognition, substantially greater than that of the Registrant. New competitors are likely to enter the telecommunications market, some of whom may have financial, personnel and other resources, including brand name recognition, substantially greater than that of the Registrant. In addition, the telecommunications regulatory environment is undergoing significant change. As this regulatory environment evolves, changes could create greater or unique competitive advantages for all or some of the Registrant's current or potential competitors, or could make it easier for additional parties to provide services or products.

     Regulation. Telecommunications services are subject to significant regulation at the federal, state, local and international levels, affecting the Registrant and its existing and potential competitors. Delays in receiving the required regulatory approvals or the enactment of new and adverse legislation, regulations or regulatory requirements may have a material adverse effect on the Registrant's business, operating results and financial condition. In addition, future legislative, judicial and regulatory agency actions could alter competitive conditions in the markets where the Registrant intends to operate, in ways disadvantageous to the Registrant.

     The Registrant currently is subject to federal and state regulation of its wireless communications services, local wireless loop services and may be subject to regulation of any future services that are deemed local exchange services. At the federal level, provision of PCS and other wireless services requires radio frequency licenses from the FCC or a contractual arrangement with a licensee. The Registrant must maintain tariffs containing the currently effective rates, terms and conditions for those services. Although the FCC eliminated the tariffing requirements for interstate non-dominant carriers, such carriers must continue to file interstate tariffs until a federal court completes reviewing such detariffing and declares that the detariffing order is lawful. WTC will file interstate tariffs with the FCC and state tariffs with the State of Nebraska and the states where the Registrant is certified to provide wireless local exchange services. Intrastate services and local exchange services are subject to various state laws and regulations, including certification, notification, registration and tariffing requirements. The FCC and numerous state agencies also impose prior approval requirements on transfers of control of certificated carriers and assignments of regulatory authorizations. States also often require prior approvals or notifications for the issuance of stock, bonds or other forms of indebtedness. The FCC and state regulatory agencies generally retain the right to sanction a carrier, impose forfeitures, mandate refunds or impose other penalties in the event of regulatory non-compliance by a carrier. There can be no assurance that future regulatory, judicial or legislative activities will not have a material adverse effect on the business, operating results and financial condition of the Registrant or that domestic or international regulators or third parties will not raise material issues with regard to the Registrant's compliance or non-compliance with applicable laws and regulations.

     Restrictions on the Registrant's Ownership or Operation of Radio Licenses. WTC currently holds radio frequency licenses to provide PCS and other wireless services including paging. The Communications Act imposes restrictions on foreign ownership of companies holding radio frequency licenses. However, the FCC has authority to approve certain levels of foreign ownership. A principal stockholder of the Registrant is not a U.S. citizen, so the Registrant must obtain FCC approval before acquiring WTC, and has made an application for FCC consent to the transaction. Based on the FCC's current policies, Telemetrix believes that the FCC will approve its acquisition of WTC. However, there can be no assurance that the Reorganization will be acceptable to the FCC. If the FCC does not approve Telemetrix's acquisition of WTC, WTC's licenses must be transferred to a qualified owner before the Registrant could acquire WTC.

     Dependence on Key Personnel. The Registrant must procure and retain exceptional key personnel to achieve substantial, sustainable growth and profitability. The Registrant's success depends to a significant degree upon the continuing contributions of key management, sales, marketing, engineering and product development personnel. The Registrant's business is currently managed by a small number of key management and operating personnel. The Registrant believes that its future success will depend in large part upon its ability to attract and retain highly skilled managerial, sales, marketing and product development personnel. The loss of the services of key personnel, or the inability to attract, recruit and retain sufficient or additional qualified personnel, could significantly impede the Registrant's ability to achieve its financial, expansion, marketing and other objectives, with a corresponding material adverse effect on the Registrant.

     Concentration of Voting Power. Certain principal stockholders have a substantial percentage of the total voting power. After completion of the WTC acquisition, the Registrant's principal stockholders will hold, in the aggregate, approximately 91% of the Registrant's Common Stock. As a result, the principal stockholders, if they act together, could exercise control over the Registrant's business, policies and affairs, and would have the power to approve or disapprove all actions requiring Stockholder approval, including amendments to the Certificate of Incorporation and Bylaws, purchases and sales of properties, and removal of management.

      Limited Market for the Securities. While the Registrant's Common Stock is quoted on the NASD's Over-The-Counter Bulletin Board ("OTC-BB"), there currently is a very limited market for the resale of the Common Stock and the Registrant's Common Stock has not traded actively since the late 1980s. Therefore, the Registrant's existing stockholders might be unable to sell or to otherwise dispose of all or any portion of their shares of Common Stock. In the future, the Registrant will apply for listing on the Nasdaq or other national securities exchanges. There can be no assurance that the Registrant's Common Stock will qualify for listing on the Nasdaq or any securities exchange or that any trading market that does develop will be active or sustained. The lack of an exchange listing will prevent access to larger public trading markets with a possible corresponding loss of appeal to private markets, thereby reducing the liquidity of the Registrant's Common Stock.

     Absence of Dividends on Common Stock. The Registrant intends to retain any future earnings to finance the development and expansion of its business. The Registrant therefore does not anticipate paying any dividends on its Common Stock in the foreseeable future.

     Indemnification of Management. The Registrant's Certificate of Incorporation and By-laws are intended to take full advantage of the enabling provisions of the General Corporation Law of the State of Delaware ("GCLD") with respect to limiting the personal liability of its officers, directors, employees and agents. The Certificate of Incorporation and By-laws provide that the Registrant may indemnify current and former directors, officers, employees and agents, and persons serving in similar capacities in the subsidiaries or other entities in which the Registrant has an interest to the fullest extent permitted by the GCLD. Thus, the Registrant may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors of the Registrant. Under the Registrant's By-laws, indemnification payments may only be made upon a determination that the indemnified person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to a criminal proceeding, had no reasonable cause to believe such conduct was unlawful. Such determination shall be made (i) by a majority of the disinterested members of the Board of Directors, (ii) by independent legal counsel in a written opinion, or (iii) by the stockholders. It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

     Year 2000 Incompatibility. The term "Year 2000 Issue" generally describes the various problems that might result from improper processing of dates and date-sensitive calculations involving dates in the Year 2000 and beyond. The "Year 2000 Issue" results from computer programs using two digits rather than four digits to define the applicable year, so that all dates are interpreted as being between 1900 and 1999. Computers and other equipment using such programs will incorrectly interpret dates after the year 1999. Such misinterpretation might cause system failures or miscalculations and thereby disrupt operations, for example, temporary inability to process transactions, to send invoices, or to engage in similar normal business activities. The Registrant believes that its computer systems, products and services are Year 2000 compatible; however, the Registrant has not yet fully assessed the Year 2000 compatibility of all its equipment, products and services, or of third parties with whom the Registrant transacts business. The Registrant believes that adequate resources have been allocated for the purpose of evaluating its Year 2000 compatibility and does not expect to incur significant expenditures to address this issue. However, there can be no assurance that the Registrant will identify all Year 2000 problems in its systems in advance of their occurrence or that the Registrant can successfully remedy any problems that are discovered. The expenses of the Registrant's efforts to address such problems, or the expenses or liabilities to which the Registrant may become subject as a result of such problems, could materially adversely affect the Registrant's business, prospects, operating results, financial condition and its ability to service and repay indebtedness. In addition, the revenue stream and financial stability of existing customers may be adversely impacted by Year 2000 problems, which could cause fluctuations in the Registrant's revenues and operating profitability.


                                   MANAGEMENT

     The business affairs of the Registrant are managed by a Board of Directors, which presently consists of one member, Ms. Sally A. Fonner. Effective at 8:00 a.m., Denver Time, on April 25, 1999, Ms. Fonner will resign her position as the Registrant's sole director and appoint a successor Board consisting of four New Directors nominated by the former stockholders of TRG and WTC.

     The day to day business affairs of the Registrant are entrusted to its executive officers. The officers, who are appointed by the Board, hold office for the periods specified in their respective employment agreements. In connection with the RTO, the former stockholders of TRG and WTC have nominated a slate of four New Directors who will assume their positions on April 25, 1999. Immediately thereafter, the newly constituted Board will nominate certain officers to manage the affairs of the Registrant. The nominees of the former stockholders of TRG and WTC, and the positions to be held by each such nominee are set forth below. After their appointment, it is anticipated that the newly appointed directors and officers of the Registrant will continue to serve in such capacities for the foreseeable future.

            Name                           Age  Positions
      William W. Becker...................  70  Chairman of the Board
      Oz Pedde............................  57  Chief   Executive   Officer  &
                                                Director
      Michael J. Tracy....................  53  President,     Treasurer     &
                                                Director
      Michael L. Glaser...................  59  Secretary & Director

     William W. Becker, Chairman of the Board. Mr. Becker is the authorized representative of HHL and also serves as Chairman of TeleHub Communications Corporation, a telecommunications services provider, and SkyConnect Inc., a Colorado-based cable services firm. He has been active in the industry for a number of years, most recently as an initial investor and developer of IntelCom Group Inc. (now known as ICG Communications, Inc.), an American Stock Exchange-listed competitive access provider. Mr. Becker has founded and controls a number of companies involved in telecommunications, cable TV, oil and gas, real estate development, and other industries.

     Oz (Oswald) Pedde, Chief Executive Officer and Director. Mr. Pedde became associated with Telecommunications Resource Group Inc. in October 1998. He previously was President and CEO of Watson & Associates, a Toronto based telecommunications service and consulting firm from January 1998 to October 1998. From 1995 to 1998, Mr. Pedde was self-employed as a consultant. From 1991 to 1995, Mr. Pedde was President and CEO of Manitoba Telephone Systems, a diversified Canadian telecommunications company and was one of the founding members of the Council of CEOs that created the "Stentor Alliance," an association of Canada's major telephone companies. During such period, Mr. Pedde was also a director of Telesat, Canada's satellite carrier. Mr. Pedde also has been as a director of TeleHub Communications Corporation (an affiliate of HHL) since March 1998.

     Michael J. Tracy, President, Treasurer & Director. Mr. Tracy currently is President of Tracy Broadcasting Corporation, licensee of KMOR, KOAQ and KOLT AM/FM radio in Scottsbluff, Nebraska. He is also President of Tracy II, Western Total Communications (WTC). Mr. Tracy's professional career began in 1969, as Director of Instrumental Music with a Nebraska secondary school. A year later he became Vice President of City and Country Insurance company. He started Tracy Broadcasting Corporation in 1976 and in 1982, developed Western Total Communications (WTC), a paging, PCS and mobile telephone company. His years of experience with WTC led to the development of the DATATRAK system, a unique package of communications services for home and business that includes Wireless Local Loop, utility meter reading, alarm monitoring, appliance control and much more. Mr. Tracy has been a member of several civic and professional boards, as well as a lecturer for the University of Nebraska.

     Michael L. Glaser, Vice President, Secretary & Director. Mr. Glaser has over thirty years legal and regulatory experience in the telecommunications field. Mr. Glaser currently is a stockholder of Haligman Lottner Rubin & Fishman, P.C., the Registrant's legal counsel in Denver, Colorado, which he joined in January 1996. Previously, Mr. Glaser was a director and stockholder of Hopper and Kanouff, P.C., from July 1992 to January 1996, and a partner at Holme Roberts & Owen from July 1990 through June 1992. Mr. Glaser serves as Co-Chairman of the Telecommunications Law Forum of the Colorado Bar Association, and is licensed to practice in Colorado, Maryland and the District of Columbia. Mr. Glaser received both his undergraduate degree and law degree (with honors) from the George Washington University.

     The Board currently does not have any committees; after the appointment of the New Directors, the Board intends to form an Audit Committee and a Compensation Committee. The Audit Committee will review the services provided by the Registrant's independent accountants, consult with the independent accountants on audits and proposed audits of the Registrant and review certain filings with the SEC and the need for internal auditing procedures and the adequacy of internal controls. The Compensation Committee will determine executive compensation and review transactions between the Registrant and its affiliates, including any associates of affiliates.

                             Executive Compensation

     Compensation of Executive Officers and Directors. No officer or director of the Registrant has received any cash compensation for services performed during the four years prior to the RTO. In connection with the plan of reorganization approved by the Company's stockholders, certain persons designated by Capston received 300,000 shares of Common Stock for administrative and management services. Ms. Fonner, the Registrant's former sole officer and director, received 110,500 of those shares for her personal account. The Registrant's new directors and officers (who are also the principal stockholders) initially will not receive any compensation. After the Registrant formulates and begins implementing its business plans, the Board of Directors' Compensation Committee will address executive and director compensation.

     Compensation Committee Interlocks and Insider Participation in Compensation Decisions. During 1998, the Board did not have a Compensation Committee; the Board has the responsibility to review all Executive Officer compensation issues. The current Board will establish a Compensation Committee to adopt executive compensation policies.

     Executive Employment Contracts. There are no employment agreements between the Registrant and any of its current or former officers.

     Certain Transactions. TeleHub Communications Corporation ("TeleHub"), an affiliate of HHL, recently hired TRG to provide billing processing and consulting services. TRG billed TeleHub approximately $458,000 for these services during 1998, and TRG continues to provide such services during 1999. Additionally, in February 1999, TRG entered into a letter of intent to sell TeleHub a license for the TRG billing software license for approximately $2.5 million. In March 1999, TeleHub advanced $250,000 to TRG, which represents 10% of the software license fee. This advance is refundable, less outstanding fees for any services rendered.

     Michael J. Tracy ("Tracy") owns the building in Gering, Nebraska from which WTC conducts its operations. WTC pays Tracy a monthly rental rate of $2,500. The terms and conditions of the rental arrangement are market conditions.

Item 4.
CHANGES IN THE REGISTRANT'S CERTIFYING ACCOUNTANT.

     The financial statements of the Registrant. for the years ended December 31, 1998 and 1997 were audited by the firm of Want & Ender, Certified Public Accountants. In connection with the acquisition of TRG and WTC, the firm of Fred
A. Lockwood & Company, Certified Public Accountant, was retained to audit the financial statements of WTC as of December 31, 1998 and their related statements of income, cash flows and shareholders equity for the year then ended, and the Company is currently negotiating a retainer with BDO Seidman, LLP, in Denver, Colorado, with respect to the audit of TRG's financial statements as of December 31, 1998 and their related statements of income, cash flows and shareholders equity for the year then ended. During the fiscal years ended December 31, 1998 and 1997, and the subsequent interim periods preceding the appointment of the foregoing, there were no reportable disagreements between the Registrant and the firm of Want & Ender, Certified Public Accountants, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Item 5.
OTHER EVENTS

     Based on a resolution approved by the affirmative vote of a majority in interest of its stockholders, the Registrant changed its name from Arnox Corporation to Telemetrix Inc. on March 31, 1999.

Item 6.
RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS.

     No director has resigned or declined to stand for re-election to the Board of Directors since the date of the last annual meeting of stockholders because of any disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices.

     As a condition of the RTO, Ms. Fonner agreed to resign as the Company's sole director and appoint four New Directors nominated by the stockholders of TRG and WTC. The New Directors will not assume office, until 10 days after the Company mails the Notice required by SEC Rule 14(f)-1 to all record stockholders. At that time, Ms. Fonner will appoint a successor Board consisting of four New Directors and resign from the Board. Thereafter, the New Directors and the executive officers they appoint will manage the Company's business.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial statements of businesses acquired.

     (i) Financial Statements for Telemetrix Resource Group, Inc., a Colorado corporation.
         TRG recently completed its fiscal year and is in the process of preparing audited financial statements for the periods specified in
         Item 310(c) of Regulation S-B. Consequently, it is impracticable to provide the required financial statements for TRG with this filing. The Registrant expects to file the required audited financial statements for TRG under cover of Form 8 within 60 days after this Current Report was filed.

     (ii)Financial Statements for Tracy II Corporation, a Nebraska corporation. WTC recently completed its fiscal year and is in the process of preparing audited financial statements for the periods specified in
         Item 310(c) of Regulation S-B. Consequently, it is impracticable to provide the required financial statements for WTC with this filing. The Registrant expects to file the required audited financial statements for WTC under cover of Form 8 within 60 days after this Current Report was filed.

 (b) Pro forma financial information.

         While the Registrant has commenced the preparation of pro forma financial statements for the periods specified in Item 310(d) of Regulation S-B, the financial statements from which the pro forma financial statements will be derived are currently undergoing audit and are not expected to be completed until mid-June. This Current Report on Form 8-K will be amended to provide the pro-forma financial statements required by Item 310(d) of Regulation S-B within the prescribed period of time.

 (c) Exhibits.

   (2.1) Reorganization  Agreement,  dated March 22, 1999, between and among the
         Registrant, TRG, WTC and the stockholders of TRG and WTC


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TELEMETRIX INC., a Delaware corporation
(formerly known as Arnox Corporation)
April 14, 1999

By:             /s/
Sally A. Fonner, Chief Executive Officer




--------
1 The U.S. PCS markets have been divided into Basic Trading Areas ("BTAs") as defined by Rand-McNally and then sorted by size and segmented into four tiers. These tiers are defined by total population as: - Tier 1 - Top 10 BTAs by population - Population = 74,444,000 - Tier 2 - Next 40 BTAs by population Population = 72,140,000 - Tier 3 - Next 100 BTAs by population - Population = 55,584,000 - Tier 4 - Rest of U.S. markets - Population = 50,366,000